COMMERCIAL LEASE

     THIS LEASE, MADE AND ENTERED INTO THIS 26th day of September 2000, by and between Minnesota Logistics II, LLC, a Minnesota limited liability company (hereinafter "Landlord"), and Vision-Ease Lens, Inc., a corporation under the laws of Minnesota (hereinafter "Tenant").

RECITALS

A.

Minnesota Logistics II, LLC currently located at 700 North 54th Avenue in the City of St. Cloud, the legal description of which is attached hereto as Exhibit A and made a part hereof by reference.  (hereinafter referred to as "the premises").

B.	Tenant wishes to lease the building located on the real estate described in Exhibit A, and Landlord is willing to lease the same to Tenant, according to the terms and conditions set forth below.
WITNESSETH,

1.     Leased Premises.  Landlord leases to Tenant and Tenant takes from Landlord the building located at 700 North 54th Avenue, St.  Cloud, Minnesota, which shall include parking areas located at that same address, said leased premises being located on the real estate legally described in Exhibit A and said leased premises being shown in the sketch attached as Exhibit B and made a part hereof by reference (hereinafter referred to as "demised premises" or "leased premises") together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the said premises and together with the building and other improvements now erected upon said demised premises, as the same now are, with no obligation on the part of the Landlord to put or keep the same in any other, different, or better condition, except as otherwise set forth herein.  Tenant agrees that it is leasing the premises on an "AS IS", "WHERE IS" and "WITH ALL FAULTS" basis, based upon its own judgment, and hereby disclaims any reliance upon any statement or representation whatsoever made by Landlord.

2.     Lease Term.  This lease shall commence on September 28, 2000 and shall terminate at midnight on September 28, 2005, unless renewed and extended in accordance with the provisions hereof.

3.     Right of Renewal of Lease Term.  Tenant shall have the right to renew this lease, according to its terms in effect at the end of the original term for an additional three 2-year terms commencing September 28, 2005, on September 28, 2007 and then again on September 28, 2009.  Tenant shall exercise Tenant's right of renewal by giving notice to Landlord, in writing, no less than 180 days before the end of the initial lease term, of Tenant's election to renew.

4. Rentals.
a.

Basic Rental.  Basic rental for the plant and production area will be at the rate of $3.60 per square foot per year with an area agreed upon by the parties being leased of 69,595 square feet, which amounts to a annual rental of $250,542.00 per year, payable in monthly installments of $20,878.50, commencing on the date of this lease and continuing on the same date of each and every month thereafter throughout the term of this lease.  The basic rental for the office space shall be in the amount of $7.80 per square foot per year at an agreed-upon square footage of 12,401 square feet, which amounts to an annual rental of $96,727.80 per year, payable in monthly installments of $8060.65 commencing on the date of this lease and continuing on the same date of each and every month thereafter throughout the term of this lease.  The total monthly rental payments shall be $28,939.15.

In the event Tenant exercises the option to renew the lease for one or more additional 2-year terms, the parties agree to adjust the rental as follows:

The amount of rent to be paid for the additional terms will be set by Landlord based upon prevailing market rates for comparable space in the St. Cloud area, in the reasonable discretion of Landlord.  Landlord shall provide this information to Tenant upon Tenant's request, so that Tenant may determine whether to renew this lease.

     If the parties fail to agree on the rent for an additional term, by mutual agreement after not less than two weeks of negotiation either party may choose an appraiser as hereinafter provided and cause the rent to be determined in the following manner.  The fair rental value or market value of the leased premises shall be determined by appraisers.  The party desiring the appraisal may chose one appraiser after which the other party shall have twenty (20) days in which to choose an appraiser.  Should a second appraiser not be chosen within said twenty days, the party naming the first appraiser may choose the second appraiser.  The two so chosen shall select a third appraiser within twenty (20) days, and if they fail to do so, the selection on application of either party may be made by any Judge of the District Court of Stearns County, Minnesota.  The decision of any two such appraisers shall be binding upon the parties.  In the event that a board of three appraisers is appointed to act hereunder, all determinations made by such appraisers and all proceedings and actions of such appraisers, except as herein otherwise provided, shall be governed by the provisions of the Minnesota Uniform Arbitration Act (Minnesota Statutes, Chapter 572).  The fees and expenses of the appraisers shall be paid equally by the parties.

All of the appraisers selected herein shall be real estate appraisers with not less than fifteen (15) years experience in the valuation of industrial real estate in the City of St. Cloud, Minnesota, and shall have no interest directly or indirectly in the parties hereto or in any parent, subsidiary or affiliate thereof, and shall have not, during the five year period immediately preceding his selection as appraiser hereunder, rendered services to or acted on behalf of said parties or a parent, subsidiary or affiliate thereof.

b.

Additional Rentals.  Tenant shall pay to Landlord, as additional rentals, during the lease term and during the renewal lease term all of the annual installments of real estate taxes and special assessments included with the annual real estate taxes (except that they shall be prorated as of the date of the lease term for the first and last calendar years of the lease) and all insurance premiums applicable to the demised premises.   Landlord will provide copies of insurance premiums to Tenant and Tenant shall have 15 days to reimburse Landlord for such premiums.    Tenant shall further pay for all utilities and garbage removal for the demised premises, as is further set forth in Section 13.

In addition to payments noted above, Tenant shall pay 100% of the cost of the cost of maintenance of the parking lot constituting the leased premises.

It is agreed that, for the purposes of determining the amount of real estate taxes to be paid by Tenant, that the taxes applicable to the real estate described in Exhibit A shall be allocated as follows:

95% to Tenant
5% to Landlord

     5.     Use.  The demised premises shall be used only for the purpose of general office use and manufacturing uses consistent with Tenant's existing use as of the commencement of this lease or used of sublessees approved by Landlord, and for such other lawful purposes as may be incidental thereto.  Tenant shall at Tenant's own cost and expense obtain any and all licenses and permits necessary for such use.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the demised premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisance in or upon or connected with the demised premises, all at Tenant's sole expenses.

6.     Parking Area.  As part of the demised premises, Tenant is assigned on site parking shown on the sketch attached as Exhibit B and made a part hereof be reference.

7.     Repairs.

a.

Landlord's Responsibilities.  Landlord shall at all times, at Landlord's sole cost and expense keep the exterior walls, the gutters and water spouts of the buildings situated on the demised premises, in good repair and condition, and will promptly make all structural repairs necessary during the term hereof, including the roof for which Landlord shall be responsible unless damage is caused thereto by Tenant in which case Tenant shall be responsible for said repairs.    In the event that the building situated upon the demised premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord.

b.

Tenant's Responsibilities.  Tenant shall keep the buildings and other improvements located on the demised premises ~n good condition and make all necessary repairs, including replacement where necessary (except those expressly required to be made by Landlord) including but not limited to repairs to the plate glass, heating system, exposed plumbing pipes and fixtures, air conditioning equipment, and the interior of the building generally.   At the end or other termination of this lease, Tenant shall deliver up the leased premises with all improvements located thereon, in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty and the elements only excepted.   Tenant shall further be responsible for all parking lot maintenance and repair (including crack and pothole repair and sealing as needed, but not resurfacing of tar) and all maintenance of the outside grounds.   Tenant shall perform all maintenance and repair work necessary to maintain the demised premises in good condition reasonable wear and tear excepted.   Notwithstanding the foregoing, there are currently 38 HVAC units on the roof of the main building used for air conditioning purposes.  It has been determined that the building can be properly air conditioned and heated by 21 of those HVAC units, provided they are properly located.  Therefore, Tenant only shall have the obligation to maintain not less than 21 HVAC units, properly located, and deliver at the end of the lease term 21 properly located working HVAC units.  Exhibit C contains details of the compressors needed to comply with this section.

8.     Covenant Against Waste.  Tenant shall throughout the demised term take good care of the buildings and other improvements located upon the demised premises, and keep them free from waste or nuisance of any kind.

9.     Alterations and Improvement.  Tenant shall not make any major alterations, additions, or improvements to the demised premises without the prior written consent of Landlord which consent shall not be unreasonably withheld.  Tenant may, without the consent of Landlord, but at Tenant's own cost and expense and in good workmanlike manner make such minor alterations, additions or improvements, or erect, remove, or alter such partitions, or erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements.  At the termination of this lease, Tenant shall, if Landlord so elects, remove all alterations, additions, improvements and partitions erected by Tenant after the date hereof which have not been consented to by Landlord and restore the premises to their original condition, otherwise such improvements shall be delivered up to Landlord with the premises.  All trade fixtures, equipment and personal property owned by Tenant may be removed by Tenant at the termination of this lease if Tenant so elects and shall be so removed if required by Landlord.  All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the demised premises.

10.     Signing.  Tenant shall not construct any new projecting sign or awning without the prior written consent of Landlord which consent shall not be unreasonably withheld.  Signs existing at the inception of this lease are approved by the Landlord.  Signs must conform with applicable governmental laws, ordinances, regulations, and other requirements.  Tenant shall remove all such signs at the termination of this lease.  Such installations and removals shall be made in such manner as to avoid injury, defacement or overloading of the buildings and other improvements.  All such signs shall be placed only on the building actually leased by Tenant.

11.     Hazardous Usage.

a.	Tenant will not permit the demised premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.
b.

Tenant shall not install, use, generate, store or dispose of in or about the demised premises any hazardous substance, toxic chemical, pollutant or other material regulated by the comprehensive Environmental Response, Compensation and Liability Act of 1985 or the Minnesota Environmental Response and Liability Act or any similar law or regulation, including without limitation any material containing asbestos, PCB, CFC or HCFC (collectively "Hazardous Materials") without Landlord's written approval of each Hazardous Material.  Landlord shall not unreasonably withhold its approval of use by Tenant of Hazardous Materials customarily used in its business operations so long as Tenant uses such Hazardous Materials in accordance with all applicable laws.  Tenant shall indemnify, defend and hold Landlord harmless from and against any claim, damage or expense arising out of Tenant's installation, use, generation, storage, or disposal of any Hazardous Materials, regardless of whether Landlord has approved the activity.  The Landlord hereby consents to the use of hazardous materials and substances by the Tenant to the extent necessary for use in the operation of Tenant's business, provided that Tenant shall use and periodically dispose of such substances in compliance with all laws, regulation and ordinances, and further provided that Tenant properly removes all such substances from the premises at the termination of this lease and disposes of them properly.

c.

Tenant will not use or occupy the demised premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of all governmental entities having jurisdiction over the demised premises, including those relating to disposal of hazardous waste and chemicals.  However, Tenant shall not be obligated to alter or modify the building or the improvements owned by the Landlord to comply with future laws, ordinances, regulations and orders, except when related to Tenant's use.

d.

Tenant agrees to absolutely indemnify, defend and hold Landlord harmless of and from any loss, damage, costs, expenses, including all attorneys fees, arising out of or in any manner related to Tenant's generation, transportation, treatment, storage, manufacture, emission, use of disposal of any toxic or hazardous substances in, from, to or about the Leased Premises prior to or during the term of this lease.  This warranty shall survive the expiration or termination of this Lease.

12.     Right of Entry.  Landlord and Landlord's agents and representatives shall have the right to enter and inspect the demised premises (including Phase II environmental tests) at any time during reasonable business hours upon reasonable advance notice to Tenant, for the purpose of ascertaining the condition of the demised premises or in order to make such repairs as may be required to be made by Landlord under the terms of this lease.

13.     Utilities.  Landlord agrees to provide gas, water, electricity and telephone service connections to the demised premises, and the Tenant shall pay all charges incurred for any utility services or snow plowing used on the demised premises, and shall furnish all electric light bulbs and tubes.  All utility and waste removal bills shall be sent directly to Tenant.

14.     Assignment of Lease.  Tenant shall not have the right to assign this lease or to sublet the whole or any part of the demised premises without the prior written consent of Landlord which shall not be unreasonably withheld or delayed, provided Tenant may assign this Lease in connection with a sale of Tenant's business to an entity with a net worth greater than the combined net worth of Tenant and Tenant's Guarantor (see Section 30 of this lease); but notwithstanding any such assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all and other obligations under the terms, provisions, and covenants of this lease, including the use of the premises, unless Landlord shall have negotiated and entered into a new lease with the proposed sub-lessee or assignee, or Landlord shall have agreed in writing to accept performance by the sub-lessee or assignee and exonerate Tenant of further rents and performance.  Alternatively, Landlord may revise the lease to terminate the lease arrangement for the area proposed in the sublease, and will proportionately credit the rental payments accordingly.  Upon the occurrence of any event of default as herein defined, if the demised premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by laws, may at their option collect directly from such assignee or sub-Tenant all the rents becoming due to them by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder.  Landlord shall also have the right to assign any of their rights under this lease; but notwithstanding any such assignment, Landlord shall at all times remain fully responsible and liable for compliance with all of their obligations under the terms, provisions and covenants of this lease.

15.     Casualty.  In the event that the improvements located upon the demised premises should be damaged or destroyed by fire or other casualty, Tenant shall give written notice thereof to Landlord within a reasonable time.  If the improvements located upon the demised premises are substantially destroyed (50% or more) by fire, tornado or other casualty, or if said improvements are so damaged that it reasonably appears the rebuilding or repair of the same cannot be completed within one hundred twenty (120) days then this lease shall cease and come to an end at the option of either Landlord or Tenant.  To exercise said option of termination, either Landlord or Tenant shall give written notice to the other party within twenty (20) days after said damage occurs.  Upon notice of termination, this lease shall terminate and the rent for the unexpired term of this lease shall be abated effective as of the date the damage occurs.  In the event that the option to terminate is not so exercised within the time specified therefore, this lease shall remain in full force and effect and Landlord shall proceed with due diligence to repair and restore said premises to substantially the same condition as prior to such damage or destruction.  Until said premises are repaired and restored to such condition, rent shall abate.

In the event that the improvements located upon the leased premises should be damaged by fire, tornado or other casualty but not to such extent as to be substantially destroyed (Sot or more), or to such extent that rebuilding or repairs can be completed within ninety (90) days after the date upon which said damage occurs this lease shall not terminate.  In such event, Landlord shall proceed with reasonable diligence to rebuild and repair said improvements to substantially the condition in which they existed prior to said damage.  Until said premises are so repaired and restored the rent payable hereunder shall be abated.  In the event that Landlord should fail to complete said repairs and rebuilding within ninety (90) days after the date of said damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord whereupon all rights and obligations hereunder shall cease and terminate.

16.     Indemnity of Landlord.  Landlord shall not be liable to Tenant or Tenant's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the demised premises, caused by the negligence or misconduct of Tenant, its agents, servants, or employees, or of any other person entering upon the premises under express or implied invitation of Tenant, its agents, servants, or employees, or of any other person entering upon the premises under express or implied invitation of Tenant, or caused by the buildings and improvements located on the premises or caused by leakage of gas, oil, water or steam, or by electricity emanating from the premises, or due to any other cause whatsoever, and Tenant agrees to carry property damage and liability insurance as hereinafter set forth for the purpose of saving Landlord harmless to the extent of such coverage.  Any injury to person or damage to property caused by the negligence of Landlord or by the failure of Landlord to repair and maintain that part of the premises which Landlord is obligated to repair and maintain, shall be the liability of Landlord and not of Tenant, and Landlord agrees to indemnify Tenant and hold Tenant harmless from any and all loss, expense, or claims arising out of such damage or injury.

17.     Insurance.  Tenant agrees to purchase, in advance, and to carry in full force and effect the following insurance:

a.

"All risk" property insurance covering the full replacement value of all of Tenant's leasehold improvements, trade fixtures and personal property within the Premises.  Landlord shall be named as loss payee and additional insured under all such policies.

b.

Commercial general liability insurance, providing coverage on an "occurrence" rather than a "claims made" basis, which policy shall include coverage for Bodily Injury, Property Damage Personal Injury, Contractual Liability (applying to this Lease), and Independent Contractors, in current Insurance Services Office form or other form which provides coverage at least as broad.  Tenant shall maintain a combined policy limit of at least $4,000,000 applying to Bodily Injury, Property Damage and Personal Injury, which limit may be satisfied by Tenant's basic policy, or by the basic policy in combination with umbrella or excess policies so long as the coverage is at least as broad as that required herein.  Such liability, umbrella and/or excess policies may be subject to aggregate limits so long as the aggregate limits have not at any pertinent time been reduced to less than the policy limit stated above, and provided further that any umbrella or excess policy provides coverage from the point that such aggregate limits in the basic policy become reduced or exhausted.  Landlord shall be named as additional insured under all such policies.

Landlord shall procure fire insurance and extended coverage and such other insurance for the full insurable value on all improvements excluding the Tenant's property referenced above.  The premiums therefore will be paid by Tenant pursuant to Section 4b.  Neither party shall be liable to the other or to any insurance company insuring them for any loss or damage to any building or structure, or other tangible property, or losses under workmen's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of said party, its agents or employees, to the extent covered by the other party's insurance.

18.     Condemnation Clause.  If the whole or any substantial part (25% or more of the building or parking area or a taking affecting ingress or egress) of the demised premises should be taken for any public or quasi-public use under the governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.  Tenant shall have no claim against the condemning authority, Landlord, or otherwise, for any portion of the amount that may be awarded as damages as a result of such taking or condemnation or for the value of any unexpired term of this lease; provided, however, that Landlord shall not be entitled to any separate award made to Tenant for loss of business or costs of relocation.

If less than a substantial part of the demised premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

19.     Holding Over.  Should Tenant, or any of its successors in interest, hold over the leased premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as a tenancy from month to month only.  All obligations and duties imposed by this lease upon the Landlord and Tenant shall remain the same during any such period of occupancy.

20.     Events of Default.  The following events shall be deemed to be events of default by Tenant under this lease:

a.

Tenant shall fail to pay any installment of the rent hereby reserved and such failure shall continue for a period of five (5) business days after written demand therefore shall have been made by Landlord.

b.

Tenant shall fail to comply with any terms, provision, covenant. of this lease, other than the payment of rent, and shall not cure such failure within forty-five (45) days after written notice thereof to Tenant.

c.	Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

d.

Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

e.	A receiver of trustee shall be appointed substantially all of the assets of Tenant

21.     Re-entry of Premises.  In the event of any breach of this lease by Tenant, Landlord may, at Landlord's option, terminate the lease and recover from Tenant:

a.	the worth at the time of award of the unpaid rent which was earned at the time of termination

b.

the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided

c.

the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

d.

any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the lease or which in ordinary course of things would be likely to result therefrom.

Landlord may, in the alternative, continue this lease in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all their rights and remedies under the lease, including the right to recover the rent as it becomes due under the lease.  If said breach of lease continues, Landlord may, at any time thereafter, elect to terminate the lease.

Nothing contained herein shall be deemed to limit any other rights or remedies which Landlord may have.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided, or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder, or of any damage occurring to Landlord by reason of the violation by Tenant of any of the terms, provisions and covenants herein contained.  The waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained which may occur subsequent thereto.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed to constitute a waiver of such default.

22.     Attorney's Fees.  If, on account of any breach or default by either Tenant or Landlord in Tenant's or Landlord's obligations under the terms and conditions of this lease, it shall become necessary for Tenant or Landlord to employ an attorney to enforce or defend any of Tenant's or Landlord' rights or remedies hereunder, the non-prevailing party agrees to pay reasonable attorney's fees incurred by the prevailing party in such connection.

23.     Subordination.  Tenant accepts this lease subject and subordinate to any mortgage or mortgages now a lien upon the demised premises.  This lease shall also be subject and subordinate to the lien of any other mortgage which may at any time hereafter be or become a lien on the demised premises, provided the mortgagee under such mortgage agrees to notify Tenant of any and all defaults on the part of Landlord under such mortgage and to allow Tenant a reasonable time to correct any such default before foreclosure.  Tenant shall at all times hereafter, on demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage, provided Tenant is given a reasonable non-disturbance provision.

24.     Default of Landlord.  In the event Landlord should become in default in any payments due on any such mortgage, or in the payment of taxes or any other items which might become a lien upon the premises and which Tenant is not obligated to pay under the terms and provisions of this lease, Tenant is authorized and empowered to pay any such items for and on behalf of Landlord, and the amount of any items so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid inconnection therewith, shall be payable, on demand, by Landlord to Tenant, and may be deducted by Tenant from any rent thereafter becoming due hereunder; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this paragraph unless the item paid shall be superior to Tenant's interest hereunder.  In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

25.     Rental Payment and Notice.  Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

a.

All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord in cash or check at the address herein below set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

b.

All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address herein below set forth, or such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

c.

Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:
Minnesota Logistics II, LLC
640 54th Avenue North
St. Cloud, MN 56303
TENANT:
Vision-Ease Lens, Inc., Suite 312
Brooklyn Park, MN 55428

26.     Definitions.  Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

27.     Binding Effect.  The terms, provisions and covenants contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives except as otherwise herein expressly provided.

28.     Security Deposit.  N/A

29.     Security Interest.  N/A

30.     Guaranty.  BMC Industries, Inc., a Minnesota corporation (of which Vision-Ease is a wholely owned subsidiary), as an inducement to Landlord entering into this easement, agrees to execute a guaranty in the form attached hereto as Exhibit D and made a part hereof by reference.

31.     Waiver.  If, under the provisions hereof, Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of Landlord's rights hereunder.  No waiver by Landlord of any breach of any covenant, condition, or agreement itself, or of any subsequent breach thereof shall constitute a waiver of later enforcement by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this lease.  No re-entry by Landlord, no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this lease.

Executed this 26th day of September, 2000.

LANDLORD:	TENANT:

MINNSOTA LOGISTICS II, LLC	Vision Ease Lens, Inc.

By: /s/John L.Maiers	By: /s/Bradley D. Carlson
Its: Chief Financial Officer	Its: Treasurer

STATE OF MINNESOTA	)
) ss
COUNTY OF STEARNS	)

The foregoing was acknowledged before me this 15th day of September 2000, by John L. Maiers, the Chief Executive Manager and Michael Mueller, the Chief Financial Manager of Minnesota Logistics, Inc., a limited liability company under the laws of the State of Minnesota, Landlord.

/s/Barbara Harlander
STATE OF MINNESOTA	)	Notary Public
) ss
COUNTY OF HENNEPIN	)

The foregoing was acknowledged before me this 26th day of September, 2000, by Bradley D. Carlson, the Treasurer of Vision Ease Lens Inc., a corporation under the laws of the State of Minnesota, Tenant.

                                  /s/La Wayne Reuter Yaeger
                                  Notary Public

THIS INSTRUMENT DRAFTED BY:
WILLENBRING, DAHL,
WOCKEN & ZIMMERMANN
Daniel T.  Zimmermann (141835)
Red River at Main - Box 417
Cold Spring, MN 56320
(612) 685-3678
File No.  7258-008